RECONCILIATION BETWEEN OPERATING INCOME AND EBITDA



                                         Q1-2003                 Q1-2002
                                     -----------------     --------------------

  Operating Income                $           17,966         $         14,517
  Other Income                                    --                        5
  Minority Interest                             (12)                      (9)
  Amortization                                   477                      477
  Depreciation                                   892                    1,215
                                     -----------------     --------------------
  EBITDA (1)                      $           19,323         $         16,205
                                     =================     ====================


1) "EBITDA" as defined represents income before income taxes plus depreciation, amortization and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with accounting principles generally accepted in the United States of America). The company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures.